UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2006

General DataComm Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8086	06-0853856
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Rubber Avenue, Naugatuck, CT		06770
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (203)-729-0271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 4.01 Completion of Acquisition or Disposition of Assets
Item 8.01 Other Events

Change to Senior Loan Agreement , Court Ruling and Temporary Related-Party Loan

Pursuant to arrangements with the Company’s senior lender, Ableco Finance LLC (“Ableco”), Ableco deferred an aggregate of $50,000 principal payments on its loan due in August 2006, and an additional $250,000 principal payment due in September 2006, pending continued negotiations with Registrant for a new schedule of payment for the Registrant’s outstanding debt to Ableco and conditioned on the continued payment of interest on the loan and a payment of $50,000 on October 6, 2006. There can be no assurance as to the outcome of such negotiations.

As reported in its Form 10-QSB for the quarter ended June 30, 2006, the Company had received notice of a favorable decision in its case brought in the Superior Court in Montreal, Quebec, Canada against Miranda Technologies Inc. and Miranda Media Networks Inc. relating to the sale of the Company’s Multi-Media Division in 2001. When previously reported, the time for each party’s right to appeal had not expired. The appeal period expired and the Company received payment in the amount of $1,211,000 Canadian dollars (approximately $1,075,000 U.S. dollars), net of withholding taxes, and will record a corresponding net gain in the quarter ending September 30, 2006. Pursuant to an agreement with Ableco, $500,000 was paid to Ableco to reduce term debt and the balance of the net recovery was paid to the Company. Of this balance, $154,000 was paid to Howard Modlin, the Company’s CEO, without interest, in repayment of a previously reported $24,000 demand loan made on August 10, 2006 and in repayment of another $130,000 demand loan made on September 20, 2006 because of unexpected delays in receiving the proceeds of the judgment. The balance of the judgment is being used for working capital purposes.

Gain on Liquidation of General DataComm Limited (UK)

As previously reported, in July 2002 General DataComm Limited (UK), an inactive subsidiary, was turned over to liquidators for the purpose of finalizing the accounts. At that time, the subsidiary’s estimated outstanding net amounts due general creditors was $338,000 and such amount was reflected as a liability in the Company’s consolidated financial statements. Furthermore, the liquidators had thereafter advised that there had been recoveries which would be used to pay off a portion or all of the creditors’ claims and the Company reported that it intended to record such recoveries when finalized.

On September 28, 2006 the Company was advised that the liquidators had paid all outstanding claims and liquidation expenses and had forwarded excess funds to the Company in payment of its remaining stockholder interest. As a result, the Company will record a gain, including the reversal of associated liabilities, of approximately $575,000 in the quarter ending September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General DataComm Industries, Inc.
(Registrant)

By: /S/ William G. Henry
William G. Henry
Vice President, Finance and Administration, and Principal Financial Officer

October 3, 2006